Exhibit 21

Subsidiaries of the Parent Company

The following bank subsidiaries are national banks and are organized under the laws of the United States:

Associated Bank, National Association

Associated Trust Company, National Association

The following non-bank subsidiaries are organized under the laws of the State of Arizona:

Banc Life Insurance Corporation

First Reinsurance, Inc.

The following non-bank subsidiaries are organized under the laws of the State of Minnesota:

Financial Resource Management Group, Inc., d/b/a AFG Financial Services, Inc.

Riverside Finance, Inc.

The following non-bank subsidiaries are organized under the laws of the State of Nevada:

ASBC Investment Corp.

Associated Wisconsin Investment Corp.

Associated Illinois Investment Corp.

Associated Minnesota Investment Corp.

The following non-bank subsidiary is organized under the laws of the State of Vermont:

Associated Mortgage Reinsurance, Inc.

The following non-bank subsidiaries are organized under the laws of the State of Wisconsin:

ABR1, LLC

Associated Commercial Finance, Inc.

Associated Community Development, LLC

Associated Financial Group, LLC

Associated Illinois Real Estate Corp.

Associated Investment Management, LLC

Associated Investment Services, Inc.

Associated Investment Partnership I, LLC

Associated Investment Partnership II, LLC

Associated Investment Partnership III, LLC

Associated Minnesota Real Estate Corp.

Associated Mortgage, LLC

Associated MN Commercial RE, LLC

Associated MN Retail RE, LLC

Associated New Markets Fund, LLC

Associated Risk Group, LLC

Associated Wisconsin Real Estate Corp.

First Enterprises, Inc.

IQuity Group, LLC

Kellogg Asset Management, LLC

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